UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On October 2, 2006, Trident Microsystems, Inc. (the “Company”) received a written Staff Determination notice from the NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-K for the fiscal year ended June 30, 2006 and, therefore, that its common stock is subject to delisting from The NASDAQ Global Market. The Company issued a press release on October 3, 2006, disclosing its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
          On September 13, 2006, the Company filed Form 12b-25 with the Securities and Exchange Commission relating to the late filing of its Annual Report on Form 10-K. The information in the Company’s Form 12b-25 is incorporated by reference herein.
          The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the hearing panel, the Company’s common stock will continue to be traded on NASDAQ.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated October 3, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 4, 2006

TRIDENT MICROSYSTEMS, INC.
/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

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Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Press release, dated October 3, 2006.